                           EXHIBIT 11

          Modine Manufacturing Company and Subsidiaries

        Statement Re:  Computation of Per Share Earnings

                                             For The Year Ended March 31

                                            1995         1994         1993
                                            ----         ----         ----
          Primary
          -------
Weighted Average Shares Outstanding      29,682,441   29,557,695   29,426,083
Net Shares Issuable, Assuming Exercise
   of Options and Stock Appreciation
   Rights Using the Average Market
   Price and Employing the Treasury
   Stock Method                             851,894      913,735      737,474
                                         ----------   ----------   ----------

Average Common Share and Common
   Share Equivalents                     30,534,335   30,471,430   30,163,557
                                         ==========   ==========   ==========

Net Earnings for the Period             $68,442,000  $43,990,000  $19,987,000
                                        ===========  ===========  ===========

Net Earnings per Share of Common
   Stock                                      $2.24        $1.44        $0.66
                                              =====        =====        =====

          Fully Diluted
          -------------

Weighted Average Shares Outstanding      29,682,441   29,557,695   29,426,083
Net Shares Issuable, Assuming Exercise
   of Options and Stock Appreciation
   Rights Using the Ending Market
   Price (unless antidilutive) and
   Employing the Treasury Stock
   Method                                   938,642      946,339      854,938
                                         ----------   ----------   ----------

Average Common Shares and Common
   Share Equivalents                     30,621,083   30,504,034   30,281,021
                                         ==========   ==========   ==========

Net Earnings for the Period             $68,442,000  $43,990,000  $19,987,000

Net Earnings per Share of Common
   Stock                                      $2.24        $1.44        $0.66
                                              =====        =====        =====
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